UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

InterCloud Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 N. Military Trail, Suite 275 Boca Raton, Florida 33431	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

Genesis Group Holdings, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Explanatory Note:

On January 18, 2013, InterCloud Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the dismissal of Sherb & Co. (“Sherb”) as the Company’s independent auditor, and the engagement of BDO USA, LLP (“BDO”) as its independent auditor.  This amendment to the Original 8-K (this “Amendment”) is being filed to revise the disclosure contained in the Original 8-K to provide that Sherb’s audit reports for the Company’s financial statements as of and for the fiscal years ended December 31, 2011 and 2010 contained a qualification as to the uncertainty of the Company’s ability to continue as a going concern.  This Amendment amends and restates the Original 8-K in its entirety.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On January 17, 2013, our Board of Directors approved the dismissal of Sherb as our independent auditor, effective immediately.

Sherb’s report on our financial statements as of and for the fiscal years ended December 31, 2011 and 2010 contained a qualification that due to our losses from operations and accumulated deficits, there was substantial uncertainty about our ability to continue as a going concern.  Other than such qualification, Sherb’s report on our financial statements as of and for the fiscal years ended December 31, 2011 and 2010 did not contain any other adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2011 and 2010 and through Sherb’s dismissal on January 17, 2013, there were (1) no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sherb, would have caused Sherb to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Sherb with a copy of this disclosure on January 23, 2013, providing Sherb with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. We have not received the requested letter from Sherb, and we will file such letter as an exhibit to an amendment to this Current Report on Form 8-K once such letter is received.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Sherb as our independent auditor, our Board of Directors appointed BDO as our independent auditor.

During the years ended December 31, 2011 and 2010 and through the date hereof, neither the Company nor anyone acting on its behalf consulted BDO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2013	InterCloud Systems, Inc.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer